Exhibit 99.1

RIVIERA RESOURCES REPORTS THIRD-QUARTER 2018 RESULTS

HOUSTON, November 8, 2018 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) announces financial and operating results for the third quarter 2018 and highlights the following:

•	Completed spin-off from LINN Energy, Inc. (“LINN”) on August 7, 2018
•	Since the spin-off, returned over $140 million of capital to shareholders through share repurchases and tender offer
•	Outperformed third quarter guidance, as provided in our August 2018 conference call, with respect to adjusted EBITDAX and production, on lower capital spending
•	Increasing our fourth quarter operated drilling activity with plans to begin drilling two wells in Northern Louisiana in addition to running an operated rig in the Northwest STACK
•	Blue Mountain Midstream LLC (“Blue Mountain”), a wholly-owned subsidiary of Riviera, established a stand-alone $200 million credit facility with current available capacity of approximately $72 million
•	Blue Mountain added 25,000 HP compression at Cryo I plant, expanding to its full 250 MMcf/d capacity
•	Blue Mountain raised EBITDA estimate for its Cryo I plant which, when full, will generate between $110-$125 million, and is exploring plant expansion

"Since our spin-off from LINN three months ago, we continue to deliver on our commitment to maximize value for our shareholders through our strategy of capital discipline, returning capital to shareholders, and efficiently managing our assets. We continue to believe our shares are deeply undervalued and have maximized the use of cash on hand to return over $140 million of capital to shareholders through our ongoing share repurchase program and recently completed tender offer. Operationally, we outperformed guidance this quarter, on lower capital spending, which resulted in a much higher cash balance than was forecasted. We are excited to begin a drilling program in the fourth quarter on our high quality upstream asset base. Finally, we will continue to grow our rapidly expanding Blue Mountain midstream business and believe it could be a future high growth standalone business” said David Rottino, Riviera’s President and Chief Executive Officer.

Key Financial Results (1)

Third Quarter
$ in millions, except per unit amounts	2018	2017
Average daily production (MMcfe/d)	302	586
Total oil, natural gas and NGL revenues	$ 90	$ 206
Income (loss) from continuing operations	($ 33)	$ 44
Income (loss) from discontinued operations, net of income taxes	($ 15)	$ 78
Net income (loss)	($ 48)	$ 122
Adjusted EBITDAX (a non-GAAP financial measure)(2)	$ 12	$ 93
Net cash provided by (used in) operating activities	($ 85)	$ 68
Oil and natural gas capital	$ 7	$ 81
Total capital	$ 34	$ 123
(1)	All amounts reflect continuing operations with the exception of net income.
(2)

Excludes Adjusted EBITDAX from discontinued operations of approximately $3 million for the three months ended September 30, 2017. Includes severance costs and spin-off related costs of approximately $8 million and $7 million, respectively, for the three months ended September 30, 2018.

Successful Tender Offer

The Company continues to focus on enhancing shareholder value and finding ways to return capital to its shareholders and on September 24, 2018, it announced the intention to commence a tender offer to purchase $100 million of the Company’s common stock. The Company believes its shares are deeply undervalued, and this tender offer was an optimal use of available cash consistent with the Company’s strategy of maximizing value for shareholders. Funds affiliated with Fir Tree Capital Management LP, Elliott Associates, L.P., York Capital Management, L.P. and P. Schoenfeld Asset Management LP, which, immediately prior to the settlement of the tender offer, collectively beneficially owned approximately 55% of the Company’s outstanding common stock, and all of the Company’s directors and executive officers, did not participate in the tender offer and did not tender any of their common stock.

The tender offer was completed on October 23, 2018. The Company expanded the tender offer to repurchase an aggregate of 6,062,179 shares of common stock at a price of $22.00 per share for a total cost of approximately $133 million (excluding expenses of the tender offer). The shares acquired represented approximately 8% of the Company’s outstanding shares as of September 24, 2018.

Continuation of Share Repurchase Plan

On August 16, 2018, the Company’s Board of Directors authorized the repurchase of up to $100 million of the Company’s outstanding shares of common stock. This program is intended to continue the Company’s commitment to shareholder returns, capital discipline, and the efficient management of the Company’s assets, including cash on hand.

In September 2018, the Company repurchased an aggregate of 354,656 shares of common stock at an average price of $21.24 per share for a total cost of approximately $8 million. In accordance with the Securities Exchange Commission’s regulations regarding issuer tender offers, the Company’s share repurchase program was suspended concurrent with the September 24, 2018 announcement of the intent to commence a tender offer as discussed above. At October 31, 2018, approximately $92 million was available for share repurchase under the program. The Company intends to resume share purchases under the program later this month.

Third Quarter 2018 Activity – Upstream Assets

Riviera’s production for the third quarter averaged approximately 302 MMcfe/d, which is 4% above the mid-point of our original guidance range for the quarter.  The outperformance in production is mainly due to higher production from non-operated drilling in the NW Stack and lower downtime across our mature asset base.  The Company’s LOE for the quarter was at the low end of the guidance range at approximately $23 million, representing a lifting cost of approximately $0.83 per Mcfe.  The continual outperformance in production from our asset base and consistent lease operating expenses illustrates the predictability of our asset base, which currently has a low annual decline of approximately 10-12%.  Additionally, we believe there is significant value in the upside development opportunities throughout our NW Stack, Arkoma, East Texas, and North Louisiana acreage positions.

NW STACK / North Louisiana Operated Drilling Program

The Company is initiating an operated drilling program in the NW STACK play starting in the fourth quarter of 2018.  The Company is encouraged by recent results from offset operators, including wells the Company participated in as a non-operator. With over 60,000 net acres in the Company’s core NW STACK focus area, Riviera believes extensive upside could be realized by delineating the play with an operated drilling program.

In addition to the NW STACK drilling program, the Company intends to drill two North Louisiana Middle Pool Sand locations beginning in December 2018.  Based on the success of our predecessor on this acreage and recent offset performance, we believe excellent drilling locations remain on our North Louisiana acreage and we intend to exploit these high return opportunities.

Blue Mountain Midstream Business Updates

Throughput volumes at Blue Mountain’s cryogenic natural gas processing plant (“Cryo I plant”) ramped up significantly during the third quarter of 2018, with natural gas peak throughput more than doubling from 61 MMcf/d to 150 MMcf/d. On average for the third quarter, natural gas throughput was 123 MMcf/d and NGLs produced were 8,930 Bbl/d. A sustained throughput volume ramp up during the third quarter was limited by normal, one-time outages for ongoing compression installation and downstream tie-ins required to increase natural gas takeaway capacity, as well as coordinated scheduling of new production coming online to mitigate shut-in impacts. Also during the third quarter, Blue Mountain began commissioning its new amine facility, which is now operational.

In the fourth quarter of 2018, Blue Mountain commissioned 25,000 horsepower compression at its Cryo I plant, increasing its processing capacity to the full 250 MMcf/d. Commissioning, outages and coordinated scheduling of attachments are expected to have similar impacts to the throughout volume ramp up early in the fourth quarter. Management estimates average natural gas throughput to range between 130 MMcf/d and 150 MMcf/d for the fourth quarter of 2018. Management is confident in the continued volume growth in Oklahoma and has begun initial design and engineering of a second train to increase Blue Mountain’s processing capacity at its 80-acre site in Grady County, Oklahoma. Management continues its evaluation to determine the ultimate size and timing based on current production levels and latest customer production forecasts, along with ongoing business development activities.

Blue Mountain is looking to diversify its reach and service offerings through scalable growth platforms in Central Oklahoma and is in active discussions to develop oil and water gathering infrastructure in the Merge play. In addition, Blue Mountain is looking to extend its reach into new plays and is working closely with Riviera and other third-party producers to provide midstream solutions as they develop their Northwest STACK positions.

Strong Balance Sheet

As of September 30, 2018, the Company had no borrowings outstanding under both its credit facilities, one at Riviera and the other at Blue Mountain. At quarter end, the Company had borrowing commitments of up to $425 million revolving credit facility at Riviera, and approximately $85 million at Blue Mountain, with available borrowing capacity of approximately $391 million at Riviera, and $72 million at Blue Mountain, inclusive of outstanding letters of credit. Riviera had a third quarter consolidated ending cash balance of approximately $157 million. In October 2018, Riviera used cash on hand to fund the $133 million tender offer, as well other working capital obligations. As of October 31, 2018, total borrowings under the Riviera credit facility were $20 million, and the Company has approximately $371 million of available borrowing capacity under the Riviera credit facility.

Completed Spin-Off of Riviera Resources, Inc. from LINN Energy, Inc.

As previously disclosed, the spin-off of Riviera Resources, Inc. from LINN (the “Spin-Off’) was completed on August 7, 2018. Following the Spin-Off, Riviera holds, directly or through its subsidiaries, substantially all of the assets of LINN, other than LINN’s 50% equity interest in Roan Resources LLC (“Roan”). The Spin-Off was effected through a pro rata distribution of all of the outstanding shares of Riviera’s common stock to LINN stockholders of record as of 5:00 p.m. on August 3, 2018, the record date for the Spin-Off.  On August 7, 2018, the distribution date for the Spin-Off, each LINN stockholder received one share of Riviera common stock for each share of LINN common stock held by such stockholder on the record date.

Riviera has completed the tax analysis of the Spin-Off and does not anticipate any cash taxes will be owed by the Company as a result of the transaction.

Third Quarter Actuals versus Revised Guidance

	Q3 2018 Actuals	Original Guidance(7) Q3 2018E	Updated Guidance(7) Q3 2018E

Net Production (MMcfe/d)	302	275 – 305	296 – 309
Natural gas (MMcf/d)	243	225 – 250	238 – 248
Oil (Bbls/d)	1,440	1,300 – 1,500	1,400 – 1,500
NGL (Bbls/d)	8,358	6,900 – 7,700	8,200 – 8,600

Other revenues, net (in thousands) (1)	$ 9,974(2)	$ 9,000 - $ 13,000	$ 9,000 - $ 11,000
Blue Mountain Midstream business	$ 2,377	$ 3,000 - $ 6,000	$ 2,250 - $ 2,500
Other	$ 7,597	$ 6,000 - $ 7,000	$ 6,750 - $ 8,500

Costs (in thousands)	$ 52,396	$ 48,000 – $ 54,000	$ 50,000 – $ 55,000
Lease operating expenses	$ 22,930	$ 23,000 – $ 25,000	$ 22,000 – $ 24,000
Transportation expenses	$ 22,304	$ 19,000 – $ 21,000	$ 21,000 – $ 23,000
Taxes, other than income taxes	$ 7,162	$ 6,000 – $ 8,000	$ 7,000 – $ 8,000

Adjusted general and administrative expenses (3)	$ 26,814(4)	$ 22,000 – $ 24,000	$ 26,000 – $ 27,000
General and administrative- severance expenses	$ 8,054	$ 12,000 – $ 14,000	$ 7,500 – $ 8,500

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX	$ 11,840(5)	$ 4,000(6)	$ 12,000(5)
Oil and natural gas capital	$ 7,426	$ 16,000	$ 7,500
Blue Mountain Midstream capital	$ 22,570	$ 29,000	$ 22,500
Total capital	$ 33,949	$ 50,000	$ 34,000

(1)	Includes other revenues and margin on marketing activities
(2)

Includes other revenues of approximately $5.9 million, plus marketing revenues of approximately $67.2 million, less marketing expenses of approximately $63.1 million for the three months ended September 30, 2018

(3)	Excludes share-based compensation expenses and severance expenses.
(4)

For the three months ended September 30, 2018 represents general and administrative expenses of approximately $90.9 million, excluding share-based compensation expenses of approximately $56.1 million and severance expenses of approximately $8 million

(5)

Includes a reduction to Adjusted EBITDAX for certain non-recurring estimated G&A expenses, including severance expenses of $8 million, spin transaction costs of $7 million, land diligence costs of $1 million

(6)

Includes a reduction to Adjusted EBITDAX for certain non-recurring estimated G&A expenses, including severance expenses of $13 million, spin transaction costs of $6 million, land diligence costs of $1 million

(7)	Original guidance estimates provided in August 23, 2018 investor presentation; Updated guidance provided in October 18, 2018 press release
(8)

Fourth Quarter and Revised Full Year 2018 Guidance

	Q4 2018E	FY 2018E
Net Production (MMcfe/d)	273 – 303	322 – 329
Natural gas (MMcf/d)	220 – 245	242 – 248
Oil (Bbls/d)	1,350 – 1,500	3,240 – 3,280
NGL (Bbls/d)	7,500 – 8,100	10,100 – 10,250

Other revenues, net (in thousands) (1)	$ 15,000 - $ 21,000	$ 45,000 – $ 51,000
Blue Mountain Midstream business	$ 8,000 - $ 12,000	$ 12,000 - $16,000
Other	$ 7,000 - $ 9,000	$ 33,000 - $ 35,000

Costs (in thousands)	$ 49,000 – $ 55,000	$ 230,000 – $ 236,000
Lease operating expenses	$ 23,000 – $ 25,000	$ 118,000 – $ 120,000
Transportation expenses	$ 20,000 – $ 22,000	$ 83,000 – $ 85,000
Taxes, other than income taxes	$ 6,000 – $ 8,000	$ 29,000 – $ 31,000

Adjusted general and administrative expenses (2)	$ 17,000 – $ 20,000	$ 87,500 – $ 90,500
General and administrative - severance expenses	$ 1,000 – $ 2,000	$ 27,000 – $ 28,000

Costs per Mcfe (Mid-Point)	$ 1.96	$ 1.96
Lease operating expenses	$ 0.91	$ 1.00
Transportation expenses	$ 0.79	$ 0.71
Taxes, other than income taxes	$ 0.26	$ 0.25

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX	$ 30,000(3)	$ 93,000(4)
Interest expense (5)	$ 150	$ 150
Oil and natural gas capital	$ 29,000	$ 54,000
Blue Mountain Midstream Capital	$ 13,000	$ 125,000
Total capital	$ 44,000	$ 187,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.32) – ($ 0.28)	($ 0.34) – ($ 0.32)
Oil (Bbl)	($ 3.00) – ($ 2.75)	($ 4.45) – ($ 4.40)
NGL price as a % of crude oil price	37% – 41%	37% – 38%

Unhedged Commodity Price Assumptions	Oct	Nov	Dec	2018E
Natural gas (MMBtu)	$ 3.02	$ 3.19	$ 3.23	$ 2.96
Oil (Bbl)	$ 70.76	$ 69.12	$ 67.59	$ 67.39
NGL (Bbl)	$ 27.44	$ 26.80	$ 26.21	$ 24.88

(1)	Includes other revenues and margin on marketing activities
(2)	Excludes share-based compensation expenses and severance expenses
(3)	Includes a reduction to Adjusted EBITDAX for certain non-recurring estimated G&A expenses, including severance expenses of $1.5 million, land diligence costs of $1 million
(4)

Includes a reduction to Adjusted EBITDAX for certain non-recurring estimated G&A expenses, including severance expenses of $27.5 million, costs associated with managing assets divested during 2018, associated divestment costs of $1 million, required transition services under purchase and sale agreements, estimated spin transaction costs of $8.1 million, land diligence costs of $3.6 million. Additional information can be found in slide 10 of our supplemental presentation posted to our website

(5)	Excludes non cash amortization of deferred financing costs

Hedging Update

	Q4 2018		2019		2020
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	191	$3.02	101	$2.88	-	$ -
Collars	-	$ -	20	$2.75 - $3.00	-	$ -
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	1,598	$54.95	1,099	$64.52	500	$64.63
Natural Gas Basis Differential positions	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
PEPL Basis Swaps	60	($0.66)	70	($0.64)	-	$ -
MichCon Basis Swaps	10	($0.20)	20	($0.19)	10	($0.19)
NGPL TX-OK Basis Swaps	10	($0.19)	-	$ -	-	$ -
NWPL Basis Swaps	-	$ -	10	($0.61)	-	$ -

Earnings Call / Form 10‑Q

The Company will host a conference call Thursday, November 8, 2018 at 10 a.m. (Central) to discuss the Company’s third quarter 2018 results and expects to file its third quarter form 10-Q with the Securities and Exchange Commission on or around that date. There will be prepared remarks by executive management followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (877) 706-1090, or (857) 270-6216 for international calls using Conference ID: 6034478. Interested parties may also listen over the internet at www.rivieraresourcesinc.com. A replay of the call will be available on the Company’s website. Supplemental information can be found at the following link on our website: http://ir.rivieraresourcesinc.com/events-and-presentations

Future Conference Attendance

Riviera announced today that it will participate in at the Cowen and Company Energy and Natural Resources Conference on December 5, 2018 in New York City.  The Company will be participating in one-on-one meetings with investors.

Presentation materials will be available on the Company’s website at www.RivieraResourcesInc.com under the Investor Relations tab on the date of the event.

ABOUT RIVIERA RESOURCES

Riviera Resources, Inc. is an independent oil and natural gas company with a strategic focus on efficiently operating its mature low-decline assets, developing its growth-oriented assets, and returning capital to its stockholders. Riviera’s properties are located in the Hugoton Basin, East Texas, North Louisiana, Michigan/Illinois, the Uinta Basin and Mid-Continent regions. Riviera also owns Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the Company’s financial and operational performance and results, low or declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Registration Statement on Form S-1, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Investor Relations

(281) 840-4168

IR@RVRAresources.com

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2018	December 31, 2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$156,917	$464,477
Accounts receivable – trade, net	85,482	140,485
Derivative instruments	3,024	9,629
Restricted cash	27,130	56,445
Other current assets	19,688	76,683
Assets held for sale	12	106,963
Total current assets	292,253	854,682
Noncurrent assets:
Oil and natural gas properties (successful efforts method)	789,844	950,083
Less accumulated depletion and amortization	(71,684)	(49,619)
	718,160	900,464

Other property and equipment	592,073	480,729
Less accumulated depreciation	(53,264)	(28,658)
	538,809	452,071

Derivative instruments	328	469
Deferred income taxes	133,410	188,538
Other noncurrent assets	13,193	14,256
Noncurrent assets of discontinued operations	—	457,645
	146,931	660,908
Total noncurrent assets	1,403,900	2,013,443
Total assets	$1,696,153	$2,868,125
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$169,860	$253,975
Derivative instruments	5,507	10,103
Other accrued liabilities	25,277	58,130
Liabilities held for sale	—	43,302
Total current liabilities	200,644	365,510
Noncurrent liabilities:
Derivative instruments	1,088	2,849
Asset retirement obligations and other noncurrent liabilities	105,102	160,720
Total noncurrent liabilities	106,190	163,569
Equity:
Common stock	758	—
Additional paid-in capital	1,394,215	—
Accumulated deficit	(5,654)	—
Net parent company investment	—	2,339,046
Total equity	1,389,319	2,339,046
Total liabilities and equity	$1,696,153	$2,868,125

Condensed Consolidated Statements of Operations (Unaudited)

	Successor
	Three Months Ended September 30,
	2018	2017
	(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$89,653	$206,318
Losses on oil and natural gas derivatives	(3,175)	(14,497)
Marketing revenues	67,246	38,493
Other revenues	5,877	6,368
	159,601	236,682
Expenses:
Lease operating expenses	22,930	61,272
Transportation expenses	22,304	34,541
Marketing expenses	63,149	34,099
General and administrative expenses	90,931	30,035
Exploration costs	2,487	171
Depreciation, depletion and amortization	21,515	37,766
Taxes, other than income taxes	7,162	12,368
(Gains) losses on sale of assets and other, net	221	(25,896)
	230,699	184,356
Other income and (expenses):
Interest expense, net of amounts capitalized	(594)	(223)
Other, net	105	(4,246)
	(489)	(4,469)
Reorganization items, net	(1,277)	(2,605)
Income (loss) from continuing operations before income taxes	(72,864)	45,252
Income tax expense (benefit)	(39,628)	1,646
Income (loss) from continuing operations	(33,236)	43,606
Income (loss) from discontinued operations, net of income taxes	(14,899)	78,556
Net income (loss)	$(48,135)	$122,162
Income (loss) per share:
Income (loss) from continuing operations per share ‒ Basic	$(0.43)	$0.57
Income (loss) from continuing operations per share ‒ Diluted	$(0.43)	$0.57

Income (loss) from discontinued operations per share ‒ Basic	$(0.20)	$1.03
Income (loss) from discontinued operations per share ‒ Diluted	$(0.20)	$1.03

Net income (loss) per share ‒ Basic	$(0.63)	$1.60
Net income (loss) per share ‒ Diluted	$(0.63)	$1.60

Weighted average shares outstanding ‒ Basic	76,135	76,191
Weighted average shares outstanding ‒ Diluted	76,135	76,191

Condensed Consolidated and Combined Statements of Operations – Continued (Unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2018	Seven Months Ended September 30, 2017	Two Months Ended February 28, 2017
(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$313,533	$529,810	$188,885
Gains (losses) on oil and natural gas derivatives	(25,730)	19,258	92,691
Marketing revenues	156,480	53,954	6,636
Other revenues	18,158	14,787	9,915
	462,441	617,809	298,127
Expenses:
Lease operating expenses	94,902	156,959	49,665
Transportation expenses	62,611	85,652	25,972
Marketing expenses	145,231	43,614	4,820
General and administrative expenses	228,105	74,703	71,745
Exploration costs	3,742	1,037	93
Depreciation, depletion and amortization	71,960	101,558	47,155
Taxes, other than income taxes	22,729	37,316	14,877
(Gains) losses on sale of assets and other, net	(208,009)	(333,720)	672
	421,271	167,119	214,999
Other income and (expenses):
Interest expense, net of amounts capitalized	(1,582)	(11,974)	(16,725)
Other, net	473	(5,800)	(149)
	(1,109)	(17,774)	(16,874)
Reorganization items, net	(4,487)	(8,229)	2,521,137
Income from continuing operations before income taxes	35,574	424,687	2,587,391
Income tax expense (benefit)	25,247	158,744	(166)
Income from continuing operations	10,327	265,943	2,587,557
Income (loss) from discontinued operations, net of income taxes	19,674	84,315	(548)
Net income	$30,001	$350,258	$2,587,009
Income (loss) per share:
Income from continuing operations per share ‒ Basic	$0.13	$3.49	$33.96
Income from continuing operations per share ‒ Diluted	$0.13	$3.49	$33.96

Income (loss) from discontinued operations per share ‒ Basic	$0.26	$1.11	$(0.01)
Income (loss) from discontinued operations per share ‒ Diluted	$0.26	$1.11	$(0.01)

Net income per share ‒ Basic	$0.39	$4.60	$33.95
Net income per share ‒ Diluted	$0.39	$4.60	$33.95

Weighted average shares outstanding ‒ Basic	76,171	76,191	76,191
Weighted average shares outstanding ‒ Diluted	76,518	76,191	76,191

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2018	Seven Months Ended September 30, 2017	Two Months Ended February 28, 2017
(in thousands)
Cash flow from operating activities:
Net income	$30,001	$350,258	$2,587,009
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(19,674)	(84,315)	548
Depreciation, depletion and amortization	71,960	101,558	47,155
Deferred income taxes	25,382	115,739	(166)
Total (gains) losses on derivatives, net	25,730	(19,258)	(92,691)
Cash settlements on derivatives	(25,341)	19,638	(11,572)
Share-based compensation expenses	16,105	25,876	50,255
Amortization and write-off of deferred financing fees	1,336	3,349	1,338
(Gains) losses on sale of assets and other, net	(204,644)	(355,122)	1,069
Reorganization items, net	—	—	(2,456,074)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	57,674	15,549	(7,216)
(Increase) decrease in other assets	61,309	(1,218)	528
Increase (decrease) in accounts payable and accrued expenses	(51,608)	(90,073)	20,949
Increase (decrease) in other liabilities	(15,750)	56,460	2,801
Net cash provided by (used in) operating activities – continuing operations	(27,520)	138,441	143,933
Net cash provided by operating activities – discontinued operations	—	2,566	8,781
Net cash provided by (used in) operating activities	(27,520)	141,007	152,714
Cash flow from investing activities:
Development of oil and natural gas properties	(56,116)	(136,638)	(50,597)
Purchases of other property and equipment	(116,237)	(60,656)	(7,409)
Proceeds from sale of properties and equipment and other	367,086	711,360	(166)
Net cash provided by (used in) investing activities – continuing operations	194,733	514,066	(58,172)
Net cash provided by (used in) investing activities – discontinued operations	7,000	345,643	(584)
Net cash provided by (used in) investing activities	201,733	859,709	(58,756)

Condensed Consolidated Statements of Cash Flows (Unaudited) – Continued

	Successor		Predecessor
	Nine Months Ended September 30, 2018	Seven Months Ended September 30, 2017	Two Months Ended February 28, 2017
(in thousands)
Cash flow from financing activities:
Net transfers (to) from parent	(481,449)	(154,176)	636,000
Repurchases of shares	(7,576)	—	—
Proceeds from borrowings	—	190,000	—
Repayments of debt	—	(1,090,000)	(1,038,986)
Debt issuance costs paid	(2,505)	(7,229)	(151)
Payment to holders of claims under the Predecessor’s second lien notes	—	—	(30,000)
Distributions to unitholders	(18,717)	—	—
Other	(841)	—	(4,593)
Net cash used in financing activities – continuing operations	(511,088)	(1,061,405)	(437,730)
Net cash used in financing activities – discontinued operations	—	—	—
Net cash used in financing activities	(511,088)	(1,061,405)	(437,730)

Net decrease in cash, cash equivalents and restricted cash	(336,875)	(60,689)	(343,772)
Cash, cash equivalents and restricted cash:
Beginning	520,922	144,022	487,794
Ending	$184,047	$83,333	$144,022

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies.  Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP.  Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to adjusted EBITDAX:

	Three Months Ended September 30,
	2018	2017
	(in thousands)

Net income (loss)	$(48,135)	$122,162
Plus (less):
(Income) loss from discontinued operations	14,899	(78,556)
Interest expense	594	223
Income tax expense (benefit)	(39,628)	1,646
Depreciation, depletion and amortization	21,515	37,766
Exploration costs	2,487	171
EBITDAX	(48,268)	83,412
Plus (less):
Noncash losses on oil and natural gas derivatives	2,869	26,346
Accrued settlements on oil derivative contracts related to current production period (2)	(124)	(1,685)
Share-based compensation expenses	56,063	6,277
Write-off of deferred financing fees and other	—	2,975
(Gains) losses on sale of assets and other, net (3)	23	(26,528)
Reorganization items, net (4)	1,277	2,605
Adjusted EBITDAX	$11,840	$93,402

Adjusted EBITDAX (Non-GAAP Measure) – Continued

	Nine Months Ended September 30,
	2018	2017 (1)
(in thousands)	(in thousands)

Net income	$30,001	$2,937,267
Plus (less):
Income from discontinued operations	(19,674)	(83,767)
Interest expense	1,582	28,699
Income tax expense	25,247	158,578
Depreciation, depletion and amortization	71,960	148,713
Exploration costs	3,742	1,130
EBITDAX	112,858	3,190,620
Plus (less):
Noncash (gains) losses on oil and natural gas derivatives	20,360	(103,743)
Accrued settlements on oil derivative contracts related to current production period (2)	1,444	1,200
Share-based compensation expenses	131,288	76,131
Write-off of deferred financing fees and other	—	2,975
Gains on sale of assets and other, net (3)	(207,237)	(335,235)
Reorganization items, net (4)	4,487	(2,512,908)
Adjusted EBITDAX	$63,200	$319,040

(1)	All amounts reflect the combined results of the seven months ended September 30, 2017 (successor) and the two months ended February 28, 2017 (predecessor).
(2)	Represent amounts related to oil derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(3)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments and gains or losses on inventory valuation.
(4)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.